UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     August 31, 2012

Carter’s, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31829	13-3912933
(States or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 745-2700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2012, The William Carter Company (“TWCC”), a wholly owned subsidiary of Carter’s, Inc. (the “Company”), amended and restated its existing $375 million revolving credit facility (as amended, the “Revolving Credit Facility”) pursuant to a second amended and restated credit agreement among TWCC, as U.S. borrower, The Genuine Canadian Corp., as Canadian borrower, Bank of America, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, Bank of America, N.A., Canada Branch, as Canadian Agent, Multicurrency Facility Swing Line Lender and as a Multicurrency Facility L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto (the “Second Amended and Restated Credit Agreement”). Capitalized terms used in the description below but not defined herein have the meanings given to them in the Second Amended and Restated Credit Agreement.

The Revolving Credit Facility provides a U.S. dollar revolving facility of $340 million ($175 million sub-limit for letters of credit and a swing line sub-limit of $40 million) and a $35 million multicurrency revolving facility ($15 million sub-limit for letters of credit and a swing line sub-limit of $5 million), which is available for borrowings by either TWCC or our Canadian subsidiary, in U.S. dollars, Canadian dollars or other currencies agreed to by the applicable lenders.

The Second Amended and Restated Credit Agreement (i) refinances TWCC’s Amended and Restated Credit Agreement dated as of December 22, 2011 and (ii) provides for ongoing working capital and for general corporate purposes. At August 31, 2012, we had approximately $186 million in revolver borrowings, exclusive of $12.0 million of outstanding letters of credit. The Second Amended and Restated Credit Agreement extended the maturity date of the Revolving Credit Facility to August 31, 2017.

The interest rate margins applicable to the Revolving Credit Facility are initially 1.75% for LIBOR rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 1.50% to 2.25%) and 0.75% for base rate loans (which may be adjusted based upon a leverage-based pricing grid ranging from 0.50% to 1.25%). A commitment fee initially equal to 0.35% per annum and ranging from 0.30% per annum to 0.45% per annum, based upon a leverage-based pricing grid, is payable quarterly in arrears with respect to the average daily unused portion of the revolving loan commitments.

The Second Amended and Restated Credit Agreement also modifies the financial covenants under the Revolving Credit Facility. Specifically, TWCC will not (i) permit at the end of any four consecutive fiscal quarters the lease adjusted leverage ratio (defined as, with certain adjustments, the ratio of TWCC’s consolidated indebtedness plus six times rent expense to consolidated net income before interest, taxes, depreciation, amortization, and rent expense (“EBITDAR”)) to exceed (x) if such period ends on or before December 31, 2016, 3.75:1.00 and (y) if such period ends after December 31, 2016, 3.50:1.00; or (ii) permit at the end of any four consecutive fiscal quarters consolidated fixed charge coverage ratio (defined as, with certain adjustments, the ratio of consolidated EBITDAR to consolidated fixed charges (defined as interest plus rent expense)), for any such period to be less than 2.50:1.00. The Second Amended and Restated Credit Agreement also modifies certain other covenants of the Revolving Credit Facility. In addition, the Second Amended and Restated Credit Agreement also allows TWCC to designate any of its subsidiaries (other than the Canadian borrower) as an Unrestricted Subsidiary, in which case any such Unrestricted Subsidiary would not be subject to the financial covenants and certain other representations, covenants and restrictions under the Revolving Credit Facility, subject to compliance with customary covenant limitations.

The Second Amended and Restated Credit Agreement provides for incremental facilities in an aggregate amount not to exceed $75 million, either in the form of commitment increase under the Revolving Credit Facility or the addition of one or more tranches of term loans. Availability of such incremental facilities is subject to, among other conditions, the absence of any default, pro forma compliance with the financial covenants and the receipt of commitments by existing or additional financial institutions.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, which is filed with this Current Report as Exhibit 10.1.

Item 2.03.    Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1
Second Amended and Restated Credit Agreement dated as of August 31, 2012, among The William Carter Company, as U.S. borrower, The Genuine Canadian Corp., as Canadian borrower, Bank of America, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, Bank of America, N.A., Canada Branch, as Canadian Agent, Multicurrency Facility Swing Line Lender and as a Multicurrency Facility L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC.

August 31, 2012                By:                /s/ BRENDAN M. GIBBONS

Name:    Brendan M. Gibbons

Title:	Senior Vice President of Legal & Corporate Affairs, General Counsel, and Secretary

EXHIBIT INDEX

Number        Document

10.1
Second Amended and Restated Credit Agreement dated as of August 31, 2012, among The William Carter Company, as U.S. borrower, The Genuine Canadian Corp., as Canadian borrower, Bank of America, N.A., as Administrative Agent, U.S. Dollar Facility Swing Line Lender, U.S. Dollar Facility L/C Issuer and Collateral Agent, Bank of America, N.A., Canada Branch, as Canadian Agent, Multicurrency Facility Swing Line Lender and as a Multicurrency Facility L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent, Royal Bank of Canada, SunTrust Bank and U.S. Bank National Association, as Co-Documentation Agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunning Manager, and certain other lenders party thereto.